EXHIBIT 5.1
                     [Select Comfort Corporation Letterhead]

August 17, 2004


Select Comfort Corporation
6105 Trenton Lane North, Suite 100
Minneapolis, Minnesota  55442

RE:     SELECT COMFORT CORPORATION
        REGISTRATION STATEMENT ON FORM S-8

Ladies/Gentlemen:

I have acted as counsel to Select Comfort Corporation, a Minnesota corporation (the "Company"), in connection with the registration by the Company of an 3,000,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company issuable under the Company's 2004 Stock Incentive Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 17, 2004 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with my examination, I have assumed the genuiness of all signatures, the authenticity of all documents tendered to me as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that:

1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.




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I express  no  opinion  with  respect  to laws  other than those of the State of
Minnesota and the federal laws of the United States of America, and I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.


Very truly yours,

/s/ Mark A. Kimball
Senior Vice President and General Counsel





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